Exhibit 10.13

EXECUTION VERSION

AMENDED AND RESTATED CONSULTING SERVICES AGREEMENT

This Amended and Restated Consulting Services Agreement (this “Agreement”) is made and entered into as of May 10, 2026 (the “Effective Date”) between Sunshine Silver Mining & Refining Company, a Delaware corporation (the “Company”), and 1520955 B.C. LTD., a British Columbia corporation (the “Consultant”) and amends and restates the Consulting Services Agreement dated effective March 17, 2025, as amended by Amendment No. 1 to Consulting Services Agreement dated February 1, 2026.  Reference is made to that certain Executive Agreement entered into by and between Pieter A. van Niekerk (the “Principal”) and the Company dated of even date herewith (the “Executive Agreement”).

WHEREAS:

A.           The Consultant, through the Principal, has extensive experience in financial strategy and operations, corporate finance and capital markets in the natural resources sector.

B.          The Company desires to engage the Consultant to provide the services of the Principal as Chief Financial Officer of the Company, and the Consultant desires to make the Principal available to provide such services, in each case on the terms and conditions set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing recitals and of the mutual promises, covenants and agreements hereinafter set forth, the Company and the Consultant hereby promise, covenant and agree as follows:

1.	Independent Consultant

1.1          The Company engages the Consultant to provide, and the Consultant shall provide, the services set forth in this Agreement.  During the term of this Agreement, the Consultant shall cause the Principal to serve as Chief Financial Officer of the Company (the “Consultant Services”) and to perform such duties and responsibilities as set forth in Section 1 of the Executive Agreement (the “Principal Services”).

1.2          The Consultant shall at all times be an independent Consultant. Except as contemplated by the Executive Agreement, neither the Consultant nor any of its employees, principals, representatives, directors and officers (the “Representatives” and each a “Representative”) is an employee or agent of the Company and no partnership, joint venture or agency will be created by this Agreement or by any action of the parties under this Agreement and neither the Consultant nor any of its Representatives shall represent itself, himself or herself to be in any such relationship with the Company.

1.3          The Consultant acknowledges and agrees that the Consultant shall be responsible for payment to the proper authorities of any and all applicable taxes, employment insurance premiums, Canada Pension Plan contributions and Workers’ Compensation insurance premiums in respect of the remuneration paid hereunder.

1.4          The Company shall not be liable to the Consultant for any damages, liabilities, penalties, interest or costs caused to the Consultant for failure to make any required source deductions or payments that the Company would make in respect of payment or remuneration to employees. The Consultant agrees to indemnify and save harmless the Company from any and all damages, penalties, interest, costs and liabilities of any nature arising as a result of the Company not making any required source deductions pursuant to the Income Tax Act, the Employment Insurance Act, the Canada Pension Plan or any other applicable federal, provincial, state or local laws and regulations on payments to the Consultant. The Company may at any time set off any amounts owing to it by the Consultant against any and all amounts payable by the Company to the Consultant including, but not limited to, amounts payable under this Agreement.

2.	Term of Contract and Termination

2.1          The provision of the Consultant Services by the Consultant to the Company pursuant to the terms of this Agreement shall commence on the Effective Date and shall automatically terminate, without any further action required by either party, upon the termination (for any or no reason) of the Principal’s engagement with the Company pursuant to the Executive Agreement.  The terms and conditions of any termination of this Agreement and any benefits or obligations related thereto shall be governed by the terms of the Executive Agreement.

3.	Performance

3.1          The Consultant shall make the Principal, and only the Principal, available to perform the Principal Services.  The Consultant shall not substitute any other person to perform the Principal Services.

3.2          At the Company’s request, the Consultant will complete and provide the Company with U.S. IRS form W-8BEN-E.

4.	Remuneration, Expenses and Other Payment

4.1          The Company shall pay to the Consultant, in full payment and reimbursement for providing the Consulting Services (and for the Principal performing the Principal Services) and for expenses incurred in connection therewith, the amounts in the manner and at the times set out in Schedule A, and the Consultant shall accept the same as full payment and reimbursement.  Notwithstanding any provision in this Agreement to the contrary, in no event shall any payment under this Agreement result in a duplication of payments with respect to any amounts payable to the Principal under the Executive Agreement. For purposes of this provision, a duplication shall be deemed to occur regardless of whether the relevant payment or benefit under the Executive Agreement is payable to the Principal in his individual capacity or to the Consultant.

5.	Records

5.1          Where this Agreement provides for reimbursement of expenses incurred by the Consultant, the Consultant shall (a) establish and maintain books of account of any such expense incurred; and (b) maintain invoices, receipts and vouchers for any such expenses, and the Company will have free access at all reasonable times to such records, books of account, invoices, receipts and vouchers for the purposes of copying and/or auditing the same.
6.	Notices

6.1
Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of one (1) business day following personal delivery, or the third (3rd) business day after mailing by first class mail to the recipient at the address indicated below:

To the Company:

2209 Big Creek Drive
Kellogg, ID 83837
Attention:   Heather White
Chief Executive Officer

With a copy to:

2209 Big Creek Drive
Kellogg, ID 83837
Attention:   Michelle Shepston
General Counsel

To Consultant:

1520955 B.C. LTD.
1133 Homer Street PH 4
Vancouver BC, V6B 0B1 Canada
Attention:  André van Niekerk

7.	Sub-contracting and Assignment

7.1          The Consultant shall not assign this Agreement or any right of the Consultant under this Agreement, or sub-contract the provision of the Consulting Services or any obligation of the Consultant under this Agreement, without the prior written consent of the Company.

7.2          No sub-contract entered into by the Consultant will relieve the Consultant from any of its obligations pursuant to this Agreement or impose any obligation or liability upon the Company to any such sub-Consultant.

8.	General

8.1          In this Agreement, unless context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender include all genders,

8.2          This Agreement shall be binding on the Consultant’s successors, assigns, heirs, executors, administrators and legal representatives and shall inure to the benefit of any successors and assigns of the Company.  The Company may assign the rights and obligations of the Company hereunder, in whole or in part, to any of the Company’s subsidiaries, affiliates or parent corporations; provided that such subsidiary, affiliate or parent corporation directly or indirectly owns all or substantially all of the Company’s consolidated assets, or to any other successor or assign in connection with the sale of all or substantially all of the Company’s assets or stock or in connection with any merger, acquisition and/or reorganization, provided the assignee assumes the obligations of the Company hereunder.

8.3          This Agreement may only be amended, modified or supplemented by an agreement in writing signed by all of the parties hereto.  No consent or waiver, express or implied, by any party to or of any breach or default by the other party in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default of the same or any other obligation of such party. Failure on the part of any party to complain of any act or failure to act of the other of them, or to declare the other party in default irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder or of the right to then or subsequently declare a default.  No waiver shall be deemed to have occurred unless set forth in a writing executed by or on behalf of the waiving party.  No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

8.4          This Agreement (including any Exhibits), together with the Executive Agreement, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and, effective as of the Effective Date, supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.  Each of the parties hereto hereby releases and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such agreement.

8.5          If any provision of this Agreement is determined to be void or unenforceable, in whole or in part, it shall not be deemed to affect or impair the enforceability or validity of any other provision of this Agreement or of any Schedule or any part thereof, and any such covenant or agreement may be severed from this Agreement without affecting the remainder of the Agreement.

8.6          This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed and interpreted in accordance with, the laws of the State of Idaho without giving effect to principles of conflicts of law of such state.

8.7          Except as otherwise set forth in the Executive Agreement, the Company and the Consultant mutually consent to the resolution by final and binding arbitration of any and all disputes, controversies or claims between them including, without limitation, (i) any dispute, controversy or claim related in any way to the Consultant’s provision of the Consulting Services to the Company or any subsidiary or affiliate or any termination thereof, (ii) any dispute, controversy or claim of alleged discrimination, harassment or retaliation (including, but not limited to, claims based on race, sex, sexual preference, religion, national origin, age, marital or family status, medical condition, handicap or disability) and (iii) any claim arising out of or relating to this Agreement or the breach thereof (collectively, “Disputes”); provided, however, that nothing herein shall require arbitration of any claim or charge which, by law, cannot be the subject of a compulsory arbitration agreement; provided, further, that notwithstanding anything to the contrary herein, the Consultant may, but is not required to, arbitrate claims for sexual harassment or assault to the extent applicable law renders a pre-dispute arbitration agreement covering such claims invalid or unenforceable.  All Disputes shall be resolved exclusively by arbitration administered by the American Arbitration Association (“AAA”) under the Commercial Arbitration Rules then in effect (the “AAA Rules”).

Any arbitration proceeding brought under this Agreement shall be conducted in Boise, Idaho before one arbitrator selected in accordance with the AAA Rules.  The Company will pay for any administrative, hearing fees and/or filing fees charged by the arbitrator or AAA.  Each party to any Dispute shall pay its own expenses, including attorneys’ fees; provided that, the arbitrator shall award the prevailing party reasonable costs and attorneys’ fees incurred but shall not be able to award any special or punitive damages.  The arbitrator shall issue a decision or award in writing, stating the essential findings of fact and conclusions of law.

8.8          Any notice relating to this Agreement or required or permitted to be given in accordance with this Agreement shall be in writing and shall be personally delivered or mailed by registered mail, postage prepaid to the parties at their respective addresses set out on the first page of this Agreement, or delivered by e-mail to the e-mail address of the party on file in the other party’s records.

8.9          The Consultant shall, upon the reasonable request of the Company, make, do, execute or cause to be made, done or executed all such further and other lawful acts, deeds, things, documents and assurances of whatsoever nature and kind for the better or more perfect or absolute performance of the terms, conditions and intent of this Agreement.

8.10         The Consultant understands and agrees that, without prejudice to whatever rights and other remedies the Company may have, the Company may enforce its rights under this Agreement by way of injunction, and may obtain an injunction, including an interim injunction to restrain any breach or anticipated breach of any of the provisions of this Agreement.

8.11        The Company and the Consultant acknowledge and declare that in executing this Agreement they are each relying wholly on their own judgment and knowledge and have not been influenced to any extent whatsoever by any representations or statements made by or on behalf of the other party regarding any matters dealt with herein or incidental hereto.

8.12	Sections 1, 2, 6 and 8 shall survive the termination of this Agreement.

8.13        This Agreement may be executed by the parties hereto in counterparts, each of which shall be considered an original for all purposes.

[Signature page follows.]

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

1520955 B.C. LTD.

By:	/s/ Pieter A. van Niekerk
Name: Pieter A. van Niekerk
Title: President

SUNSHINE SILVER MINING & REFINING COMPANY

By:	/s/ Heather White
Name: Heather White
Title: Chief Executive Officer

[Signature page to Consulting Agreement – Sunshine Silver Mining & Refining Company and AVN Consulting Entity]

SCHEDULE A

REMUNERATION, EXPENSES AND OTHER PAYMENT

Base Fee

The Company shall pay the Consultant an annual fee of $425,000 (the “Base Fee”), which shall be paid in monthly installments and pro-rated for any partial months of service.

Annual Bonus

For each calendar year during the term of this Agreement, the Consultant shall be eligible for a performance-based cash bonus (the “Annual Bonus Fee”), with a target of 75% of the Base Fee (the “Target Bonus Fee”) and calculated by the Company in its sole and absolute discretion considering the performance of the Company and the Principal according to criteria established by the Company. For the 2026 calendar year, the Annual Bonus Fee shall be calculated with reference to the total base fee paid to Executive during the year.  The Annual Bonus Fee will be payable in the form of a lump sum cash payment no later than March 15th of the calendar year that immediately follows the calendar year to which the bonus relates (such payment date being, the “Bonus Payment Date”).  In order for the Consultant to be eligible to receive any Annual Bonus, and except as otherwise provided in the Executive Agreement, the Principal must remain continuously engaged under the Executive Agreement through December 31st of the calendar year in which Annual Bonus relates and not experience a termination of engagement by the Company for Cause (as defined in the Executive Agreement) prior to the Bonus Payment Date.

Annual Equity Incentive Awards

At least annually during the term of this Agreement, beginning in 2027 and beyond, the Board of Directors of the Company (the “Board”) (or the applicable committee thereof) shall consider the Consultant for a grant of equity incentive awards at a level commensurate with the Consultant’s Services under this Agreement and the Executive Agreement (as determined by the Board (or the applicable committee thereof)) (such annual equity incentive awards, together with any other grant of equity incentive award made to the Consultant, the “Equity Awards”).

Additional Fees

The Company shall pay the Consultant an additional fee of US$4,646 per month (the “Additional Monthly Fees” and together with the Base Fee and the Annual Bonus Fee, the “Fees”), which shall be pro rated for any partial months.

Reimbursement of Expenses.

The Company shall reimburse the Consultant for any reasonable expenses reasonably and necessarily incurred by the Consultant in furtherance of Services hereunder, including travel, meals and accommodations, upon submission by the Consultant of vouchers or receipts and in compliance with such rules and policies relating thereto as the Company may from time to time adopt.

Other

Notwithstanding anything set forth herein, to the extent required to comply with applicable law or otherwise agreed upon between the Company and the Consultant, the Company may pay the Base Fee, Annual Bonus Fee, Additional Monthly Fees or any other payment directly to the Principal.  In addition, the Company may, in its sole discretion, grant any Equity Awards directly to the Principal.  Any such payment paid (or Equity Award granted) to the Principal shall be deemed a payment or grant (as applicable) to the Consultant for purposes of this Agreement and Schedule A.